PEABODY & BROWN
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832

                                 (617) 345-1000
                                    --------
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                                    --------               PROVIDENCE, RI
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                           http://www.peabodybrown.com



                                                  October 14, 1997




Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA  02210

Lehman Brothers
A.G. Edwards & Sons, Inc.
BT Alex. Brown
Legg Mason Wood Walker Incorporated
Salomon Brothers Inc.
as Co-Managing Underwriters
c/o Lehman Brothers
Three World Financial Center
New York, NY  10285

       Re:   Registration Statement on Form S-3
             ----------------------------------

Gentlemen:

       We have acted as counsel to Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purposes of registering up to an aggregate of $400,000,000 of Offered Securities as that term is defined in the Registration Statement.

       The Company has requested our opinion as to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the statements in the Registration Statement set forth under the caption FEDERAL INCOME TAX CONSIDERATIONS.

       In connection with the opinions rendered below, we have examined the following documents:

                                PEABODY & BROWN

Berkshire Realty Company, Inc.
Lehman Brothers
A.G. Edwards & Sons, Inc.
BT Alex. Brown
Legg Mason Wood Walker Incorporated
Salomon Brothers Inc.
October 14, 1997
Page 2


       1. the Registration Statement and the Prospectus filed therewith and all exhibits thereto;

       2. the Supplement to the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the Prospectus, as supplemented by the Supplement, shall be referred to herein as the Prospectus);

       3. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

       4. a copy of the Company's Bylaws; and

       5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.


       We have reviewed the Registration Statement, including the Prospectus and the Prospectus Supplement, and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates and certain officers thereof (including, without limitation, representations contained in a Certificate of Company and Berkshire Apartments, Inc. dated as of this date) regarding the manner in which the Company and BRI OP Limited Partnership, A Delaware limited partnership (the "Operating Partnership") have been and will continue to be owned and operated. We have not independently investigated or verified all of such representations; however, during the course of our representation, nothing has come to our attention which would cause us to question the accuracy of such representations. We, therefore, assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company and the Operating Partnership have been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments and the proposed investments, activities, operations and governance of the Company and the Operating Partnership set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

                                PEABODY & BROWN

Berkshire Realty Company, Inc.
Lehman Brothers
A.G. Edwards & Sons, Inc.
BT Alex. Brown
Legg Mason Wood Walker Incorporated
Salomon Brothers Inc.
October 14, 1997
Page 3


       In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies, and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

       The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Capitalized terms used and not defined herein shall have the meanings stated in the Prospectus.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. Commencing with its taxable year ended December 31, 1991, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the proposed method of operation by the Company and the Operating Partnership, as described in the representations referred to above, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

       2. The statements in the Registration Statement set forth under the caption FEDERAL INCOME TAX CONSIDERATIONS, to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

       We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinions are not binding on the IRS and that the IRS may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinions expressed herein are based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

                                PEABODY & BROWN

Berkshire Realty Company, Inc.
Lehman Brothers
A.G. Edwards & Sons, Inc.
BT Alex. Brown
Legg Mason Wood Walker Incorporated
Salomon Brothers Inc.
October 14, 1997
Page 4


       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933 Act, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

       The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and may not be relied upon for any purpose by any other person without our express written consent.

                                                   Very truly yours,


                                               /s/ PEABODY & BROWN
                                                   PEABODY & BROWN